Exhibit 10.11

NBH HOLDINGS CORP.

SENIOR EXECUTIVE ANNUAL BONUS PLAN

Section 1. Purpose

This Senior Executive Annual Bonus Plan (the “Bonus Plan”) is intended to provide an incentive for superior work and to motivate eligible executives of NBH Holdings Corp. (the “Company”) and its subsidiaries toward strong achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executives. The Bonus Plan is for the benefit of Covered Executives (as defined below).

Section 2. Administration

Subject to applicable law and regulation, the Board of Directors of the Company (the “Board”) or a committee of the Board (the “Committee”) shall have the sole discretion and authority to administer and interpret the Bonus Plan (the Board or Committee, as applicable, that administers and interprets the Bonus Plan, the “Administrator”).

Section 3. Covered Executives

From time to time, the Administrator may select certain key executives of the Company (the “Covered Executives”) to be eligible to receive bonuses hereunder.

Section 4. Bonus Determinations

(a) A Covered Executive may receive a bonus payment under the Bonus Plan based upon the attainment of performance objectives which are established by the Administrator and relate to financial, operational or other metrics with respect to the Company or any of its subsidiaries or divisions (the “Performance Goals”), including but not limited to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis, or in combinations thereof): earnings or net income, (either in the aggregate or on a per-share basis), total revenue, operating margin, return on total risk weighted assets, return on equity, efficiency ratios, strategic business criteria, operational goals, risk management outcomes, regulatory compliance, employee productivity or retention.

(b) Except as otherwise set forth in this Section 4(b) or determined by the Administrator: (i) any bonuses paid to Covered Executives under the Bonus Plan shall be based upon bonus formulas that tie such bonuses to one or more performance objectives relating to the Performance Goals, (ii) bonus formulas for Covered Executives shall be adopted in each performance period by the Administrator (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period to which the Performance Goals relate), and (iii) no bonuses shall be paid to Covered Executives unless and until the Administrator makes a certification with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may pay bonuses (including, without limitation, discretionary bonuses) to Covered Executives under the Bonus Plan based upon such other terms and conditions as the Administrator may in its discretion determine.

Section 5. Bonus Payment

The payment of a bonus to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive’s employment by the Company on the last day of the performance period; provided, however, that the Administrator may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Executive’s termination of employment, retirement, death or disability, or as may be required by an individual employment or similar agreement.

Section 6. Amendment and Termination

The Board reserves the right to amend or terminate the Bonus Plan at any time in its sole discretion. Any amendments to the Bonus Plan shall require stockholder approval only to the extent required by any applicable law, rule or regulation.

Section 7. No Employment Rights

Nothing in the Bonus Plan shall confer upon any Covered Executive the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

Section 8. Stockholder Approval

No bonuses shall be paid under the Bonus Plan unless and until the Company’s stockholders shall have approved the Bonus Plan. The Bonus Plan will be submitted for the approval of the Company’s stockholders after the initial adoption of the Bonus Plan by the Board.

Section 9. Required Taxes

In connection with any payments to a Covered Executive or other event under the Bonus Plan that gives rise to a U.S. federal or other governmental tax withholding obligation relating to the amounts paid or payable under the Bonus Plan (including, without limitation, FICA tax or social security (or similar) contributions), (i) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Covered Executive whether or not pursuant to the Bonus Plan or (ii) the Administrator shall be entitled to require that such Covered Executive remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

Section 10. Governing Law; Dispute Resolution

(a) All questions concerning the construction, interpretation and validity of the Bonus Plan shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Bonus Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(b) Any dispute, controversy or claim between the Company and any Covered Executive arising out of or relating to or concerning the provisions of the Plan shall be finally settled by arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association. The determination of the arbitrator shall be conclusive and binding on the Company and the Covered Executive, and judgment may be entered on the arbitrator(s)’ awards in any court having competent jurisdiction. Except to the extent necessary in connection with a proceeding relating to the arbitration or an arbitration award contemplated by this Section 10(b), information concerning: (i) the existence of an arbitration, (ii) any documentary or other evidence given by a party or witness in the arbitration and (iii) the arbitration award, shall not be disclosed by the Company, the Covered Executive or their respective affiliates, counsel and other representatives, and the Company and any Covered Executive shall use their best efforts to cause the arbitrator, the administrator, any other party to the arbitration, such other party’s counsel and every other person or entity connected to, or having knowledge, of the proceeding or related arbitration or judicial proceeding to keep such information from being disclosed, unless any such party is required to do so by law or by a competent court or regulatory body, and then only to the extent of disclosing no more than such party is legally required to disclose.

Section 11. Term of Plan

The Bonus Plan shall become effective as of March 22, 2012. The Bonus Plan shall expire on the earliest to occur of: (a) the first material modification of the Bonus Plan (as defined in Treasury Regulation Section 1.162-27(h)(1)(iii)); (b) the first meeting of the Company’s stockholders at which members of the Board of Directors of the Company are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Securities Exchange Act of 1934, as amended; or (c) such other date required by Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (including without limitation Treasury Regulation Section 1.162-27(f)(2)). The Bonus Plan is intended to be subject to the relief set forth in Treasury Regulation Section 1.162-27(f)(1) and shall be interpreted accordingly.

Section 12. Miscellaneous

(a) The Bonus Plan shall not confer on any person other than the Company and any Covered Executive any rights or remedies hereunder.

(b) The terms of this Bonus Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

(c) The headings in this Bonus Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(d) In the construction of this Bonus Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.

3